Exhibit 3.1

LIFETIME BRANDS, INC.

AMENDED AND RESTATED BYLAWS

As adopted on and with effect from December 2, 2016

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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AMENDED AND RESTATED BYLAWS

OF

LIFETIME BRANDS, INC.

As adopted on and with effect from December 2, 2016

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting.

(a) Time; Location. The annual meeting of the stockholders of the Corporation shall be held on such date (which date shall not be a legal holiday in the place where the meeting is to be held), at such time and at such place, within or without the State of Delaware, as may be designated only by the Board of Directors (the “Board”) or the Chairman of the Board (if any) or as otherwise required by law. Such annual meeting shall be for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting in accordance with the Certificate of Incorporation of the Corporation, as the same may be amended from time to time (the “Certificate of Incorporation”), and these Bylaws. The Board or the Chairman of the Board (if any), as applicable may determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

(b) Business Before Annual Meeting. Except as otherwise provided by law, at an annual meeting of stockholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall have been properly brought before the annual meeting in accordance with the Certificate of Incorporation and these Bylaws. The only means by which business may be properly brought before an annual meeting are if such business is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or other supplement thereto) provided by or at the direction of the Board, otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) brought before the annual meeting by a stockholder Present in Person (as defined below) who (A) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the meeting as of the time of giving the Proposal Notice (as defined below), on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and as of the time of the annual meeting, (B) is entitled to vote at such annual meeting, and (C) has complied with Section 1.3 of these Bylaws in all applicable respects. For purposes of these Bylaws, “Present in Person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such annual meeting (unless such meeting is held by means of remote communication in which case the proposing stockholder or its qualified representative shall be present at such annual meeting by means of remote communication). Notwithstanding the foregoing, stockholders seeking to nominate persons to serve on the Board must comply with Section 2.9 and, other than defined terms, this Section 1.1(b) shall not be applicable to the nominations of directors.

(c) Representatives. For purposes of these Bylaws, “qualified representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

Section 1.2 Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of stockholders of the Corporation, for any purpose or purposes, may be called at any time only by the Board, the Chairman of the Board (if any) or by a committee of the Board that has been duly designated by the Board and whose power and authority, as expressly provided in a resolution of the Board, include the power to call such special meetings. A special meeting of the stockholders may not be called by any other person or persons. Any special meeting of stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board (or any duly authorized committee thereof) or the Chairman of the Board (if any), as applicable, shall designate. The Board (or any duly authorized committee thereof) may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. The Board (or any duly authorized committee thereof) or the Chairman of the Board (if any), as applicable, may determine that any special meeting of stockholders shall not be held at any special place, but shall instead be held solely by means of remote communication. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken except as shall have been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) and, except as otherwise provided for in Section 2.9 with respect to the election of directors at a special meeting of stockholders solely where the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with this Section 1.2, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

Section 1.3 Matters to be Considered at Meetings.

(a) Stockholder Proposals. Except with respect to nominations for election to the Board, which must be made in compliance with the provisions of Section 2.9 of these Bylaws, and except for a stockholder proposal properly made in accordance with Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board (or any duly authorized committee thereof) and the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, and in addition to any other applicable requirements, for a proposal to be properly brought before any annual meeting of stockholders by a stockholder, in addition to the requirements of Section 1.1(b) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Proposal Notice”), which Proposal Notice shall be in proper form, and the making of such proposal must be permitted by applicable law, the Certificate of Incorporation and these Bylaws, and must comply with the notice and other procedures set forth in this Section 1.3 in all applicable respects. To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day and not later than the close of business on the ninetieth (90th) calendar day prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”); provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting of stockholders or special meeting in lieu thereof in the preceding fiscal year, notice by the stockholder to be timely must be so delivered to, or mailed and received, by the Secretary of the Corporation not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Proposal Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these Bylaws, “close of business” shall mean 5:00 p.m., local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day. For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean (i) disclosure by the Corporation in a document filed or furnished by it with the Securities and Exchange Commission, (ii) in a press release issued by the Corporation and distributed through a national news or wire service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(b) Required Form of Proposal Notice for Stockholder Proposals. To be in proper form the Proposal Notice shall set forth in writing:

(i) Information Regarding Each Proposing Person. As to each Proposing Person (as such term is defined in Section 1.3(e)):

(A) the name and address of such Proposing Person, as they appear on the Corporation’s stock transfer books;

(B) the class, series and number of shares of the Corporation directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent);

(C) a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the Corporation or any officer, director “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation;

(D) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person and the Corporation or any director, officer, affiliate or associate of the Corporation;

(E) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(F) a description in reasonable detail of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Corporation;

(G) a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral, and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the Corporation;

(H) a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the Corporation directly or indirectly held of record or beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(I) a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any of its derivative securities;

(J) a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation, or any affiliate or associate of the Corporation (naming such affiliate or associate);

(K) a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a stockholder, including without limitation (A) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to any business proposed, or other action to be taken, by the Proposing Person, and (B) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity);

(L) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person in connection with the contested solicitation of proxies or consents by any Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act;

(M) a representation as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying each such Proposing Person; and

(N) a representation that the stockholder delivering the Proposal Notice or its qualified representative intends to appear in person at the meeting to propose the actions specified in the Proposal Notice and to vote all proxies solicited.

(ii) Information Regarding the Proposal: As to each item of business that the stockholder giving the Proposal Notice proposes to bring before the annual meeting:

(A) a description in reasonable detail of the business desired to be brought before the meeting and the reasons (including the text of any reasons for the business that would be disclosed in any proxy statement or supplement thereto to be filed with the SEC) detailing why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration);

(C) a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the stockholder or any other Proposing Person therefrom, including any interest that would be disclosed to the Corporation’s stockholders in any proxy statement to be distributed to the Corporation’s stockholders); and

(D) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by any of the Proposing Persons in connection with the solicitation of proxies or consents in support of such proposed business by one or more Proposing Persons pursuant to Section 14(a) and Regulation 14A under the Exchange Act.

(c) Updating of Proposal Notice.

(i) A stockholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 1.3 shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(ii) If the information submitted pursuant to this Section 1.3 by any stockholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information may be deemed not to have been provided in accordance with this Section 1.3 For the avoidance of doubt, the updates required pursuant to this Section 1.3 do not cause a notice delivered to the Corporation that was not in compliance with this Section 1.3 prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 1.3.

(iii) Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder submitting a Proposal Notice proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder in the Proposal Notice delivered pursuant to this Section 1.3. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.3.

(d) Exclusive Means. Except as provided by Rule 14a-8 (and the interpretations thereof) of the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Section 1.3(j) below relating to any proposal properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement and other than nominations for election to the Board which must comply with the provisions of Section 2.9 hereof) this Section 1.3 shall be the exclusive means for any stockholder of the Corporation to propose business to be brought before an annual meeting of stockholders and no business shall be conducted at any annual meeting that is not properly brought before the meeting in accordance with this Section 1.3. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Section 1.3, then the chairman of the meeting shall so declare to the meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a stockholder may not be brought before an annual meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(e) Definitions of Proposing Person and Acting in Concert.

(i) For purposes of these Bylaws, “Proposing Person” means (i) the stockholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) any affiliate or associate (as such terms are defined under the Exchange Act) of such stockholder or beneficial owner, (iv) each other person who is the member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates or associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in such solicitation of proxies in respect of any such proposals or nominations, as applicable.

(ii) For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, special meeting demands or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(f) Referencing and Cross-Referencing. The Proposal Notice is required to clearly indicate and expressly reference which provisions of this Section 1.3 the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 1.3 shall not be deemed responsive to any other provision of this Section 1.3 unless it is expressly cross-referenced to such other provision.

(g) No Incorporation by Reference. For a Proposal Notice to comply with the requirements of this Section 1.3, it must set forth in writing directly within the body of the Proposal Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Proposal Notice) all the information required to be included therein as set forth in this Section 1.3. For the avoidance of doubt, a Proposal Notice shall not be deemed to be in compliance with this Section 1.3 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Proposal Notice.

(h) Accuracy of Information. A stockholder submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects without regard to what other information may be publicly available but not contained in the Proposal Notice, and (ii) not containing any false and misleading statements.

(i) Requirement for Separate and Timely Notice. Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 1.3 to conduct business at any stockholder meeting. If the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s annual meeting notice, the stockholder is nevertheless still required to comply with this Section 1.3 and deliver its own separate and timely Proposal Notice to the Secretary of the Corporation prior to the Proposal Notice Deadline which complies in all respects with the requirements of this Section 1.3.

(j) Rule 14a-8. Nothing in this Section 1.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act.

(k) Exchange Act and DGCL. In addition to the provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to any business that may be brought before an annual meeting and any solicitations of proxies in connection therewith.

Section 1.4 Notice of Meetings. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at the stockholder’s address as it appears on the records of the Corporation or by a form of electronic transmission to which the stockholder has consented. The notice shall be approved by the Board and shall state the place, date and hour of the meeting or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. No notice of meeting shall contain any proposals, director nominations or other actions except as may be properly brought before such meeting pursuant to these Bylaws. Notice given by electronic transmission shall only be valid if it complies with Section 232 of the DGCL. In accordance with Section 222 of the DGCL, an affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.5 Quorum. At any meeting of stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a different number of shares shall be required by law, the Certificate of Incorporation or these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum. Notwithstanding the previous sentence, at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws.

Section 1.6 Adjourned Meetings.

(a) Whether or not a quorum shall be present in person or represented at any meeting of stockholders, the chairman of the meeting may adjourn such meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place, if any, thereof, or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. In no event shall any adjournment or postponement of any meeting or the announcement thereof commence a new time period for giving notice as provided in Section 1.3 or Section 2.9.

(b) The Board may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

Section 1.7 Organization and Conduct of Meetings.

(a) The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board (if any) shall call all meetings of the stockholders to order, and shall act as chairman of such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board (if any), the members of the Board who are present (whether or not constituting a quorum) shall elect a chairman of the meeting.

(b) The Secretary shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, an Assistant Secretary, if any, shall act as secretary of such meeting of the stockholders; and in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(c) To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the chair of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the chairman of any meeting of stockholders may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (4) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (8) complying with any state and local laws and regulations concerning safety and security and (9) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 1.8 Voting.

(a) Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of the stock of the Corporation registered in the name of such stockholder upon the stock transfer books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Subject to the rights of the holders of any series of preferred stock of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election. Except as otherwise provided by law or by the Certificate of Incorporation, whenever any corporate action, other than the election of directors, is to be taken at a meeting of stockholders, it shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at a meeting of stockholders shall be cast by written ballot.

(b) Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

Section 1.9 Proxies. Any stockholders entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or other means of electronically transmitted written copy which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was duly authorized by the person) by the stockholder himself or herself or by his or her duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 1.10 Voting Procedures and Inspectors. The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. If appointed, the inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; ascertain the existence of a quorum; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the presiding officer at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

Section 1.11 Record Date for Stockholder Meetings.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, but not to express consent to corporate action in writing without a meeting which shall be governed by Section 1.13, as the case may be, the Board shall fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, not more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board, or (iii) more than sixty (60) calendar days prior to any other action.

(b) If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose (except corporate action to be taken by consent in writing) shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.

(c) If a holder of record of any class of stock of the Corporation, or a series thereof, the holders of which may act by a consent in writing, wishes to have those stockholders authorize or take corporate action by written consent, such stockholder shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10)

calendar day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware or to its principal place of business to the attention of the Secretary. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Section 1.12 Waiver of Notice. Notice of any meeting need not be given to any stockholder who shall attend such meeting in person or shall waive notice thereof, before or after such meeting, in writing or by telegram, radiogram, cablegram or other means of electronically transmitted written copy.

Section 1.13 Consent of Stockholders to Corporate Action Without a Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 1.13(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.13(b) or otherwise within ten (10) calendar days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.13(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 1.13 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 1.13 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 1.13(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board. The number of directors constituting the Board shall be fixed from time to time by resolution passed by a majority of the Board. The directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Section 2.2 Removal, Vacancies; Resignation.

(a) Removal. Except as otherwise provided by the DGCL, any director or the entire Board may be removed, with or without cause, with the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Corporation then entitled to vote at an election of directors.

(b) Vacancies. Any vacancy occurring on the Board by reason of death, resignation or removal of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by, and only by, the affirmative vote of a majority of the directors then in office, although less than a quorum, and any director so elected to fill any such vacancy or newly created directorship shall hold office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.

(c) Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board (if any) or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

Section 2.3 Place of Meeting. The Board may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine. Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.4 Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board; but a copy of every resolution fixing or changing the time or place of regular meetings shall be sent to every director by mail at least five (5) calendar days, or by electronic transmission or overnight courier at least two (2) calendar days, before the first meeting held in pursuance thereof.

Section 2.5 Special Meetings. Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board (if any), the Chief Executive Officer or by any two of the directors then in office. Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least five (5) calendar days before the meeting or by causing the same to be transmitted by electronic transmission or overnight courier at least two (2) calendar days before the meeting to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

Section 2.6 Quorum. Subject to the provisions of Section 2.2, a majority of the members of the Board in office (but, unless the Board shall consist solely of one director, in no case less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business and a vote of a majority of the directors present at any meeting of the Board at which a quorum is present shall be an act of the Board. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

Section 2.7 Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board. In the absence of the Chairman of the Board and the Chief Executive Officer, a chairman shall be elected from among the directors present. The Secretary shall act as secretary of all meetings of the directors. In the absence of the Secretary, the Assistant Secretary of the Corporation (if any) shall act as secretary of the meeting, and if both the Secretary and the Assistant Secretary (if any) shall be absent, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Committees.

(a) Creation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these Bylaws.

(b) Subcommittees. Unless otherwise provided in the Certificate of Incorporation, in these Bylaws or in the resolution of the Board designating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to the subcommittee any or all of the powers and authority of the committee.

Section 2.9 Director Nominations.

(a) Method of Nomination. Nominations of candidates for election as directors may be made at any annual meeting of stockholders or at any special meeting of stockholders, but in the case of any special meeting of stockholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Section 1.2 of these Bylaws, (i) by, or at the direction of the Board (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to stockholders on behalf of the Board), or (ii) by any stockholder of the Corporation Present in Person who (A) is a beneficial owner (as of the time notice of such proposed nomination is given by the stockholder as set forth in this Section 2.9, as of the record date for the meeting in question and at the time of the meeting) of any shares of the Corporation’s capital stock outstanding, (B) is entitled to vote at such meeting, and (C) complies with all applicable requirements of this Section 2.9. Only persons who are proposed as director nominees in accordance with the procedures set forth in this Section 2.9 shall be eligible for election as directors at any meeting of stockholders.

(b) Stockholder Nominations. For a person to be properly nominated as a candidate for director before any stockholders’ meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be made in writing and delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation (i) not earlier than the close of business on the one hundred and twentieth (120th) calendar day and not later than the close of business on the ninetieth (90th) calendar day prior to the Anniversary Date or (ii) in the case of a special meeting of stockholders called in accordance with these Bylaws for the purpose of electing directors, or in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding fiscal year, notice by the stockholder to be timely must be so delivered to, or mailed and received by the Secretary of the Corporation, not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to the scheduled date of such stockholders’ meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such stockholders’ meeting was first made (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Nominating Notice Deadline” shall mean the last date for a stockholder to deliver a Nominating Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in the second sentence of this Section 2.9(b) to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public disclosure naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the Anniversary Date, a stockholder’s notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted in proper form a Nominating Notice prior to the Nominating Notice Deadline, if it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(c) Required Form of Nominating Notice. To be in proper form, the Nominating Notice to the Secretary of the Corporation shall set forth in writing:

(i) Information Regarding the Proposing Person. As to each Proposing Person, the information set forth in Section 1.3(b)(i) of these Bylaws (except that for purposes of this Section 2.9(c), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 2.9(c)).

(ii) Information Regarding the Nominee: As to each person whom the Proposing Person giving notice proposes to nominate for election as a director:

(A) all information with respect to such proposed nominee that would be required to be set forth in a Nominating Notice pursuant to Section 2.9(c)(i) if such proposed nominee were a Proposing Person;

(B) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed nominee committed any act constituting (1) a breach of fiduciary duties, (2) misconduct, (3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors;

(C) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person pursuant to Section 14(a) under the Exchange Act to be made in connection with a contested solicitation of proxies or consents by a Proposing Person for an election of directors in a contested election;

(D) such proposed nominee’s executed written consent to be named in the proxy statement of the Proposing Person as a nominee and to serve as a Director of the Corporation if elected;

(E) such nominee’s executed written undertaking agreeing to comply, if elected as a Director of the Corporation, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as the same shall be amended from time to time by the Board;

(F) to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a Director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a Director of the Corporation, (b) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a Director of the Corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a Director of the Corporation, (c) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (1) entered into in contemplation of the proposed nominee being elected as a Director of the Corporation, and (2) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a Director of the Corporation, with his or her fiduciary duties, as a Director of the Corporation, to the Corporation or its stockholders, or (d) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Corporation and its stockholders) in complying with his or her fiduciary duties, as a Director of the Corporation, to the Corporation or its stockholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance;

(G) the amount of any equity securities beneficially owned by such proposed nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other proposed nominees and the Proposing Persons, is five percent (5%) or more of the class of equity securities of such company;

(H) a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the Board if elected as a member of the Board;

(I) a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the Board; and

(J) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder providing the Nominating Notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(d) Updating of Nominating Notice.

(i) A stockholder providing a Nominating Notice with respect to any nominations proposed to be made at any stockholders’ meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 shall be true, correct and complete in all respects not only prior to the Nominating Notice Deadline, but also at all times thereafter, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(i) If the information submitted pursuant to this Section 2.9 by any stockholder of a proposed nomination to be made at a stockholders’ meeting shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information may be deemed not to have been provided in accordance with this Section 2.9. For the avoidance of doubt, the updates required pursuant to this Section 2.9 do not cause a notice that was not in compliance with this Section 2.9 when delivered to the Corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 2.9.

(ii) Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder proposing nominees for consideration at a stockholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.9. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.9.

(e) Exclusive Means. Section 2.9 of these Bylaws shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose a Nominee for the Board before any stockholders’ meeting. No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination for election at a stockholders’ meeting have complied with this Section 2.9 in all respects. If the chairman of such stockholders’ meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Section 2.9, then the chairman of the stockholders’ meeting shall so declare such determination to the stockholders’ meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, nominations made by a stockholder may not be brought before a stockholders’ meeting if such stockholder takes action contrary to the representations made in the Nominating Notice applicable to such nomination or if the Nominating Notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(f) No Incorporation by Reference. For a Nominating Notice to comply with the requirements of this Section 2.9, it must set forth in writing directly within the body of the Nominating Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Nominating Notice) all the information required to be included therein as set forth in this Section 2.9. For the avoidance of doubt, a Nominating Notice shall not be deemed to be in compliance with this Section 2.9 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Nominating Notice.

(g) Referencing and Cross-Referencing. The Nominating Notice is required to clearly indicate and expressly reference which provisions of this Section 2.9 the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 2.9 shall not be deemed responsive to any other provision of this Section 2.9 unless it is expressly cross-referenced to such other provision.

(h) Accuracy of Information. A stockholder submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that, as of the Nominating Notice Deadline, all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects without regard to what other information may be publicly available but not contained in the Nominating Notice, and (ii) not containing any false and misleading statements.

(i) Requirement for Separate and Timely Notice. Notwithstanding any notice of stockholders’ meeting sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 2.9 to propose Director nominations at any stockholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary of the Corporation prior to the Nominating Notice Deadline which complies in all respects with the requirements of this Section 2.9.

(j) Exchange Act and DGCL. In addition to the provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to any nominations of directors for election at any stockholders’ meeting and any solicitations of proxies in connection therewith.

Section 2.10 Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any duly authorized committee thereof, as the case may be, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or duly authorized committee thereof, as the case may be.

Section 2.11 Fees and Compensation. The Board or any duly authorized committee thereof shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting or an annual retainer or other compensation for service as a director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 3.1 Officers. The officers of the Corporation may include a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such additional officers, if any, as shall be elected by the Board. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be directors. Unless the Certificate of Incorporation otherwise provides, any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board.

Section 3.2 Chief Executive Officer. The Board shall designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board. The Chief Executive Officer shall make reports to the Board and to the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by resolution of the Board.

Section 3.3 Chief Operating Officer. The Board may designate one of the officers of the Corporation to be the Chief Operating Officer of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the Chief Operating Officer shall have general charge and control of all the operations of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Operating Officer. The Chief Operating Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board or the Chief Executive Officer.

Section 3.4 Chief Financial Officer. The Board may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the Chief Financial Officer shall have general charge and control of the financial affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer. The Chief Financial Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s financial affairs. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board or the Chief Executive Officer.

Section 3.5 Chairman and Vice Chairmen of the Board. The Board may elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board and shall have all powers and shall perform all duties incident to the office of Chairman of the Board which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board. The Board also may elect one or more Vice-Chairmen to act in the place of the Chairman of the Board upon his or her absence or inability to act. Notwithstanding any provision in these Bylaws to the contrary, in the absence of the Chairman of the Board at any meeting of the directors or the stockholders of the Corporation, with respect to such meeting the Vice-Chairman shall have the powers of the Chairman of the Board set forth herein prior to any other person having the right to serve as chairman of or appoint a chairman for such meeting, and in the absence of the Chairman of the Board and all Vice-Chairmen, such person or persons referred to in these Bylaws shall have the power to serve as chairman of or appoint a chairman for such meeting as otherwise provided herein.

Section 3.6 The President and Vice Presidents. The Board may elect a President and one or more Vice Presidents of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the President and each Vice President shall have all powers and shall perform all duties incident to their respective offices which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board or the Chief Executive Officer.

Section 3.7 The Secretary. The Board shall elect a Secretary of the Corporation. The Secretary shall keep the minutes of all meetings of the Board and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board or the Chief Executive Officer shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the principal place of business of the Corporation during normal business hours. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these Bylaws or by the Board or the Chief Executive Officer.

Section 3.8 The Treasurer. The Board shall elect a Treasurer of the Corporation who shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times during normal business hours be open to inspection by any director. The Treasurer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board, the Chief Executive Officer or the Chief Financial Officer. The Treasurer shall render to the Board, to the Chief Executive Officer or to the Chief Financial Officer, whenever requested, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and the Treasurer shall have all powers and shall perform all duties incident to the position of Treasurer which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board, the Chief Executive Officer or the Chief Financial Officer.

Section 3.9 Additional Officers. The Board may from time to time elect such other officers, including a Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board or the Chief Executive Officer.

The Board, the Chief Executive Officer or the Secretary may from time to time delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties assigned to the Secretary; and the Board, the Chief Executive Officer or the Chief Financial Officer may similarly delegate to the Treasurer, the Controller or any Assistant Treasurer or Assistant Controller any of the powers or duties assigned to the Chief Financial Officer.

Section 3.10 Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.

Section 3.11 Voting Upon Securities. Unless otherwise ordered by the Board, each of the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer and any Assistant Controller shall have full power and authority on behalf of the Corporation to give a consent in writing or to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of holders of interests in any corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise in which the Corporation may hold an interest, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such interests. The Board may from time to time, by resolution, confer like powers upon any other person or persons.

Section 3.12 Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.1 Proceedings Other Than by or in the Right of the Corporation. Subject to the other provisions of this Article IV, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 4.19 of this Article IV), other than an action by or in the right of the Corporation, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 4.19 of this Article IV) for the Corporation, or, while serving in an Official Capacity for the Corporation, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Corporation, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Corporation, and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses (as defined in Section 4.19 of this Article IV) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 4.2 Proceedings by or in the Right of the Corporation. Subject to the other provisions of this Article IV, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 4.3 Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article IV, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 4.1 or Section 4.2 of this Article IV, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 4.19 of this Article IV) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Corporation (including by its directors, stockholders or any Independent Counsel) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these Bylaws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) calendar days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000.

Section 4.4 Indemnification of Others. Subject to the other provisions of this Article IV, the Corporation shall have the power (but shall not be obligated by these Bylaws) to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines in its sole discretion.

Section 4.5 Right to Advancement. Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if the DGCL so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director, officer, employee or representative in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article IV or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(a) Except as otherwise provided in the DGCL or this Section 4.5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(b) Advancements of Expenses pursuant to this Section 4.5 shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 4.5.

(c) Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(d) The right to advancement of Expenses shall not apply to any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 4.6(b), Section 4.6(c) or Section 4.6(d) of this Article IV prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 4.6 Limitations on Indemnification. Except as otherwise required by the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any person pursuant to this Article IV in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor;

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor;

(d) for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e) initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 4.5 of this Article IV or (iv) otherwise required by applicable law; or

(f) if prohibited by applicable law.

Section 4.7 Procedure for Indemnification; Determination.

(a) To obtain indemnification under this Article IV, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification.

(b) Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in this Article IV, Section 4.19), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in this Article IV, Section 4.19) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by majority vote of the Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding.

(c) If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article IV, Section 4.3, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article IV, Section 4.7(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Corporation pursuant to Article IV, Section 4.7(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 4.7(c) is satisfied.

(d) If (x) the Corporation (including by its Disinterested Directors, Independent Counsel or stockholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Corporation according to Article IV, Section 4.7(c) after the Determination is made pursuant to Article IV, Section 4.7(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Corporation according to Article IV, Section 4.5 above after a request and an undertaking pursuant to Article IV, Section 4.5 above have been received by the Corporation, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Corporation’s obligations under these Bylaws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Corporation, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Corporation for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

(e) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(f) Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article IV, Section 4.7(b) above that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article IV, Section 4.7(d) above.

(g) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article IV, Section 4.7(d) above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these Bylaws.

Section 4.8 Procedures For The Determination of Whether Standards Have Been Satisfied.

(a) All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these Bylaws.

(b) The Corporation shall use its best efforts to make the Determination contemplated by this Article IV, Section 4.7(b) hereof as promptly as is reasonably practicable under the circumstances.

Section 4.9 Non-Exclusivity of Rights. The right to indemnification and the advancement of Expenses related to a Proceeding in advance of its final disposition conferred in this Article IV shall not be deemed exclusive of any other rights to which any Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Certificate of Incorporation, bylaw, agreement, insurance policy, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article IV, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 4.10 Continuation of Rights. The rights of indemnification and advancement of Expenses provided in this Article IV shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

Section 4.11 Contract Rights. Without the necessity of entering into an express contract with any Covered Person, or the person of whom such person is the legal representative, the obligations of the Corporation to indemnify a Covered Person under this Article IV, including the duty to advance Expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract right shall be deemed to vest at the commencement of the service of such Covered Person, or the person of whom such person is the legal representative, to or at the request of the Corporation, and no amendment, modification or repeal of this Article IV shall affect, to the detriment of the Covered Person, or the person of whom such person is the legal representative, and such person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 4.12 Subrogation. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 4.13 No Duplication of Payments. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 4.14 Severability. If this Article IV or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article IV as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 4.15 No Imputation. The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article IV.

Section 4.16 Reliance. Persons who after the date of the adoption of this Article IV or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article IV.

Section 4.17 Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article IV shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 4.18 Certain Definitions.

(a) The term “Corporation” shall include, in addition to Lifetime Brands, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b) The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.

(c) The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article IV.

(d) The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article IV or of other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article IV.

(e) The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(f) The term “Official Capacity” shall mean (i) service as a director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, service, at the request of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise.

(g) The term “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these Bylaws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board of the Corporation, any duly authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding.

(h) The term “serving at the request of the Corporation” shall include any service by an officer or director of the Corporation to the Corporation or an Other Enterprise, including any service as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Corporation or any subsidiary of the Corporation. For the purposes of these Bylaws, a director’s or officer’s service to the Corporation or an Other Enterprise shall be presumed to be “serving at the request of the Corporation,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding, if applicable, such director. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Corporation or its Board for such service to the Corporation or such Other Enterprise.

Section 4.19 Intent of Article. The intent of this Article IV is to provide for indemnification of the Covered Persons to the fullest extent permitted by Section 145 of the DGCL. To the extent that such Section or any successor Section may be amended or supplemented from time to time, this Article IV shall be amended automatically and construed so as to permit indemnification of the Covered Persons to the fullest extent from time to time permitted by the DGCL. Neither an amendment nor repeal of this Article IV, nor the adoption of any provision of these Bylaws inconsistent with this Article IV, shall eliminate or reduce the effect of this Article IV in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article IV, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.

ARTICLE V

STOCK; SEAL; FISCAL YEAR

Section 5.1 Stock Certificates. The shares of stock of the Corporation may be represented by certificates. Certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any such signature may be a facsimile.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the stock transfer books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

Section 5.2 Lost, Stolen, Mutilated or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen, mutilated or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft, mutilation or destruction, and, if required by the Corporation, a bond of indemnity or other indemnification sufficient, in the opinion of the Corporation, to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of a new certificate in replacement therefor and, in the case of a mutilated certificate, deliver to the Corporation such mutilated certificate. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen, mutilated or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen, mutilated or destroyed certificate in lieu of which the new certificate is issued.

Section 5.3 Transfer of Shares. Shares of stock of the Corporation shall be transferred on the stock transfer books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 5.2.

Section 5.4 Regulations. The Board shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.5 Electronic Securities Recordation. Notwithstanding any provision of this Article V to the contrary, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.6 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

Section 5.7 Corporate Seal. The Board shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by the Chairman of the Board, the President or any other officer of the Corporation designated by the Board.

Section 5.8 Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board from time to time by resolution shall determine.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board, countersigned by such officers of the Corporation and other persons as the Board from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller and such other officers or persons, if any, as the Board from time to time may designate.

Section 6.2 Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

Section 6.3 Contracts. Except as otherwise provided by law or in these Bylaws or as otherwise directed by the Board, the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President or the Treasurer shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board, the Chairman of the Board, any Vice Chairman, the President or any Vice President designated by the Board may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

Section 6.4 Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 6.5 Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board or the Chief Executive Officer.

Section 6.6 Construction. In these Bylaws, except as otherwise provided, (a) all references to Articles and Sections refer to Articles and Sections of these Bylaws, (b) the definitions given for defined terms shall apply equally to both the singular and plural forms of such terms, (c) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any Section of any statute, rule or regulation including any successor to said Section and (d) references to days shall mean calendar days unless business days are otherwise specified. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 6.7 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim or breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws (in each case, as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery or other state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases to the fullest extent permitted by law and subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.7.

ARTICLE VII

AMENDMENTS

These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board; provided that, subject to Section 1.1(b), Section 1.2(b) and Section 1.13, these Bylaws and any amendment thereof may be altered, amended or repealed or new Bylaws may be adopted by the holders of a majority of the outstanding stock of the Corporation entitled to vote at any annual meeting of stockholders or at any special meeting of stockholders, provided that, in the case of any special meeting of stockholders, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof).

These Bylaws are amended and restated effective as of December 2, 2016.

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